Exhibit 10.19

CERTAIN PORTIONS

HEREOF DENOTED WITH "[***]"

HAVE BEEN OMITTED

PURSUANT TO A REQUEST

FOR CONFIDENTIAL TREATMENT

AND HAVE BEEN FILED

SEPARATELY WITH THE

COMMISSION

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of June 23, 2004 by and between HULL POINT, LLC, a Maryland limited liability company (“Landlord”) and KP SPORTS, INC., a Maryland corporation, d/b/a Under Armour Performance Apparel (“Tenant”).

RECITALS

R.1                               By that Office Lease dated March 29, 2002 by and between Landlord and Tenant, as amended by that First Amendment to Lease dated September 10, 2002 and that Second Amendment to Lease dated March 6, 2003 (collectively, the “Original Lease”), Landlord leased to Tenant and Tenant leased from Landlord certain space containing 31,880 rentable square feet of space on the third (3rd) floor of The Ivory Building and 4,661 rentable square feet on the fourth (4th) floor of The Ivory Building (the “Original Premises”) located at Tide Point, 1020 Hull Street, Baltimore, Maryland 21230 (the Original Lease together with this Third Amendment are referred to collectively as the “Lease”).

R.2                               Landlord and Tenant desire to amend the terms and conditions of the Original Lease to reflect an expansion of the Original Premises of 483 rentable square feet of space comprising the bridge area between The Ivory Building and The Cascade Building as more particularly depicted on Exhibit A (the “Expansion Space”), to extend the term of the Original Lease, and to make certain other amendments as provided herein.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

1.                                       Recitals. All of the above-referenced Recitals are incorporated into and made a substantive part hereof.

2.                                       Definitions. Unless otherwise defined herein, all capitalized terms herein shall have the meaning set forth in the Original Lease.

3.                                       Amendments to Original Lease. The Original Lease is hereby amended as follows:

3.1.                              Lease Term. The Original Lease currently expires on April 30, 2005. Landlord hereby agrees to extend the Lease Term for an additional two (2) year period (the “Extension Period”). The Termination Date of the Lease shall occur on April 30, 2007.

3.2.                              Rent. Tenant shall pay Base Rent for the Original Premises during the Extension Period as follows:

Lease Year	Per Square Foot	Monthly		Annual
5/1/05-4/30/06	$[***] on 31,880 rentable square feet (3rd floor)	$	[***]	$	[***]
	$[***] on 4,661 rentable square feet (4th floor)	$	[***]	$	[***]
5/1/06-4/30/07	$[***] on 31,880 rentable square feet (3rd floor)	$	[***]	$	[***]
	$[***] on 4,661 rentable square feet (4th floor)	$	[***]	$	[***]

3.3.                              Expansion Space.

(a)                                  Delivery. Landlord shall deliver to the Tenant the Expansion Space on or about June 15, 2004 (the “Delivery Date”). On the date Landlord delivers the Expansion Space to Tenant, the definition of the term “Premises” shall include the Expansion Space, and the rentable square footage of the Premises shall be increased to 37,024 based on a core factor of [***] percent ([***]%).

(b)                                 Construction of Expansion Space. Landlord shall construct the Expansion Space in accordance with plans and specifications agreed to by Landlord and Tenant. Corporate Healthcare Financing, Inc. t/a Performax (“Performax”), another tenant at the Project, shall contribute $41,000 towards the cost of constructing the Expansion Space as more particularly set forth in the Sublease Agreement dated June 1, 2004 between Tenant and Performax, as consented to by Landlord (the “Performax Sublease”). Landlord shall be responsible for all other costs of constructing the Expansion Space.

(c)                                  Rent. Commencing on the Delivery Date, Tenant shall pay Base Rent for the Expansion Space as follows:

Lease Year	Per Square Foot	Monthly		Annual
6/15/04-4/30/05	$[***] on 483 rentable square feet (bridge area)	$	[***]	$	[***]
5/1/05-4/30/06	$[***] on 483 rentable square feet (bridge area)	$	[***]	$	[***]
5/1/06-4/30/07	$[***] on 483 rentable square feet (bridge area)	$	[***]	$	[***]

3.4.                              Renewal. Section 3.3 of the Original Lease is hereby deleted. Landlord and Tenant hereby confirm Tenant’s renewal rights under the Lease as follows:

(a)                                  Expansion Option Not Exercised. If Tenant fails to exercise its option to expand into the remainder of Performax’ s leased space at the Project in accordance with Section

10 of the Performax Sublease, Tenant shall have the option to renew the Term of the Lease (the “Non-Expansion Renewal Term”) for four (4) periods of one (1) year each (5/1/07-4/30/08, 5/1/08-4/30/09, 5/1/09-4/30/10 and 5/1/10-4/30/11) and one (1) period often months (5/1/11-2/28/12) (each, a “Non-Expansion Renewal Option”).

Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of the Lease shall remain in full force and effect during the Non-Expansion Renewal Term, except that the Rent applicable to the Non-Expansion Renewal Term shall be Market Rent (as defined below) for the first Non-Expansion Renewal Option set forth in the preceding paragraph and shall escalate by [***]% commencing on the first day of each subsequent Non-Expansion Renewal Option.

(b)                                 Expansion Option Exercised. If Tenant exercises its option to expand into the remainder of Performax’s leased space at the Project in accordance with Section 10 of the Performax Sublease, Tenant shall have the option to renew the Term of the Lease (the “Expansion Renewal Term,” the Expansion Renewal Term and the Non-Expansion Renewal Term are each a “Renewal Term”) for one (1) period of one (1) year (5/1/07-4/30/08), one (1) period of two (2) years (5/1/08-4/30/10), and one (1) period of one (1) year and nine (9) months 5/1/10-2/28/12) (each, an “Expansion Renewal Option,” the Expansion Renewal Option and the Non-Expansion Renewal Option are each a “Renewal Option”).

Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of the Lease shall remain in full force and effect during the Expansion Renewal Term, except that the Rent applicable to the Expansion Renewal Term shall be Market Rent (as defined below) for the first Expansion Renewal Option set forth in the preceding paragraph and shall escalate by [***]% commencing on the first day each subsequent Expansion Renewal Option.

(c)                                  Renewal Option Conditions. Tenant shall exercise each Renewal Option by providing written notice to Landlord of its election to exercise such Renewal Option no later than nine (9) months prior to the expiration of the applicable term, provided, however, that Tenant’s option to renew shall be subject to the condition that no default shall have occurred and be continuing after applicable notice and cure periods have expired as of the date of Tenant’s exercise of such option or as of the date of commencement of the Renewal Term; and provided further, that if Tenant’s estate hereunder shall terminate prior to the commencement of the Renewal Term, Tenant’s option to renew shall expire upon such termination. Tenant shall have no other right to renew this Lease after the Renewal Term.

In no event shall the Rent for the Renewal Term be less than the Rent in effect at the expiration of the immediately preceding Term of the Lease. If the Tenant fails to give notice exercising the foregoing option by the date required herein, or if at the time Tenant exercises such option or at commencement of the Renewal Term the Tenant is in default of any term of the Lease, or if the Lease is assigned by Tenant or the Premises is sublet in whole or part in violation of Section 14, then Tenant’s rights and options to renew shall be automatically terminated and of no further force or effect.

(d)                                 Market Rent Defined. For purposes of this Section, “Market Rent” shall be the prevailing market rate of rent and all charges for comparable space at the end of the Term. If

Tenant exercises its option to renew hereunder, Tenant and Landlord shall make a good faith effort to agree on the Market Rent on or before a date (the “Outside Negotiation Date”) which is no later than six (6) months prior to the expiration of the Term, and prior to implementing the procedures set forth below if the parties are unable to agree. If Landlord and Tenant are unable to agree upon the Market Rent by the Outside Negotiation Date, then Landlord and Tenant shall determine the Market Rent in accordance with the appraisal procedure set forth herein. Within ten (10) days after the Outside Negotiation Date, the parties shall appoint an appraiser who shall be mutually agreeable to both Landlord and Tenant, shall have at least ten (10) years’ experience as a broker of commercial leasehold estates, and shall be knowledgeable in office rentals in the Baltimore, Maryland market. If the parties are unable to agree on an appraiser within such ten (10) day period, then each party, within five (5) days after the expiration of such ten (10) day period, shall appoint an appraiser (with the same qualifications) and the two (2) appraisers (or the one appraiser if either Landlord or Tenant fails timely to appoint an appraiser) shall together appoint a third appraiser with the same qualifications. The appraiser or appraisers so appointed then shall determine, within sixty (60) days after the appointment of such appraiser or appraisers, the then Market Rent for the Premises. Among the factors to be considered by the appraiser(s) in determining the fair market base rent for the Premises shall be those factors set out below. The figure arrived at by the appraiser (or the average of the figures arrived at by the three appraisers, if applicable) shall be used as the Market Rent for such renewal term. If the three appraiser method is chosen, then if any appraiser’s estimate of fair Market Rent is either (x) less than ninety percent (90%) of the average figure or (y) more than one hundred ten percent (110%) of such average, then the fair market rent will be either (1) the average of the remaining two (2) appraisal figures falling within such a range of percentages, (2) the remaining appraisal that is within such range of percentages or (3) if none of the figures are within such range, the average of the three (3) appraisals. Landlord and Tenant shall each bear the cost of its appraiser and shall share equally the cost of the third appraiser.

In determining the Market Rent, the parties hereto and such appraisers shall be guided by the following principles: the Market Rent shall be determined by reference to office buildings in the Baltimore metropolitan area most comparable to the quality, amenities, stature, reputation, visibility and services, excluding furniture, of the Building. The Market Rent shall take into account the length of the Renewal Term, the fact that there are no new tenant improvements to be constructed by Landlord nor other lease-up costs (except broker commissions, if any) and shall provide for updating the Base Year Operating Costs to the first year of each renewal term, if such factors are considered market concessions at such time. The valuation shall be conducted in accordance with the provisions of this Section and, to the extent not inconsistent herewith, in accordance with the then prevailing rules of the American Arbitration Association in Maryland (or any successor thereto). The final determination of such appraisers shall be in writing and shall be binding and conclusive on the parties, each of whom shall receive counterpart copies thereof. In rendering such decision the appraisers shall not add to, subtract from, or otherwise modify the provisions of this Lease. In determining the Market Rent, the appraisers shall consider all the items set forth above for consideration in determining the Market Rent, as well as any other factors that they deem relevant. Instructions to such effect shall be given to the appraisers.

3.5.                              Right of First Offer.  Provided that both on the date of Tenant’s exercise of its option in regard hereto, and on the date upon which such space is to be occupied by Tenant hereunder, (i) the Lease is in full force and effect, (ii) Tenant is not then in material default under the Lease, Tenant shall have the right, upon the conditions, and subject to the terms, set forth herein, to lease additional office space which may be available for leasing (as hereinafter defined) throughout the Project (the “Offer Space”). If any such Offer Space is available for leasing, the Landlord shall provide the Tenant with written notice (the “Landlord’s Offer Notice”), which notice shall describe the Offer Space expected to become available for occupancy by Tenant, the time of its availability and all of the terms, covenants, and conditions of such lease of the Offer Space, including the amount of the rent for such Offer Space.

In the event that Tenant desires to lease any such Offer Space, Tenant shall notify Landlord in writing within fifteen (15) business days following its receipt of the Landlord’s Offer Notice, of its desire to lease such Offer Space (the “Tenant’s Response Notice”). Time shall be of the essence with respect to the giving of any Tenant’s Response Notice. Tenant’s failure to timely deliver a Tenant’s Response Notice to Landlord shall be deemed a decision not to exercise, and also to waive, Tenant’s right to exercise such option with respect to such Offer Space but only for the occasion identified in such Landlord’s Offer Notice.

If, pursuant to the Tenant’s Response Notice, Tenant elects to lease the Offer Space, then and in such event, Landlord and Tenant shall enter into an amendment to this Lease, within thirty (30) days following the date of the Tenant’s Response Notice for the lease of such Offer Space, which amendment, among other terms, covenants and conditions therein contained, shall provide for the Offer Space to be incorporated into the Premises and the Base Rent and Tenant’s Proportionate Share to be modified to reflect the inclusion of the Offer Space. Any options to renew available to Tenant as to the Premises shall apply also to the Offer Space so incorporated into the Premises.

All Offer Space shall be leased to Tenant on an “AS IS” basis, in the state and condition in which the same shall be upon removal by the preceding occupant, if any, except that Landlord shall remove any items of personal property left by such occupant and shall deliver the Offer Space to Tenant in “broom clean” fashion. Tenant shall not be entitled to any abatement or reduction of rent by reason of such state and condition. Landlord makes no representations as to the condition of any Offer Space or as to any other thing or fact related thereto, and Landlord shall have no obligation to decorate, repair, alter, improve or otherwise prepare the Offer Space for Tenant’s occupancy.

If Landlord is unable to give possession of any Offer Space to Tenant because of the holding over or retention of possession thereof by any tenant, subtenant or other occupant or for any other reason, Landlord shall not be subject to any liability for failure to give possession and the validity of this Lease shall not be impaired under such circumstances, but in no event shall Tenant be obligated to pay rent on the Offer Space until the Landlord delivers possession thereof. The provisions of this paragraph shall survive the entry into by Landlord and Tenant of an amendment to the Lease which pertains to the subject portion of the Offer Space.

As used herein, the term “available for leasing” shall mean space which (1) has or is reasonably expected to become vacant, and (2) is or is reasonably expected to be available for leasing to tenants; it being understood and agreed that space “available for leasing” shall not include any space which, is vacant or occupied if such space is subject to a lease which grants the tenant thereunder (“Existing Tenant”) any rights of, renewal or extension as to such space (“Existing Tenant Space”), or is as of the date hereof subject to any rights of first offer or first refusal, expansion or other options granted to another tenant in the Project. Landlord agrees that: (i) Existing Tenant Space shall be deemed “available for leasing” if the Existing Tenant having expansion or renewal rights relating thereto fails or loses the right under the applicable lease to act with respect to such Existing Tenant Space; and (ii) to advise the Tenant from time to time upon Tenant’s request of space “available for leasing”; and (iii) it has by a separate writing on or about the date hereof advised the Tenant of any rights of first offer or first refusal and any expansion, renewal and similar options that exist as of the date hereof for the benefit of other tenants (which information Tenant agrees to keep confidential).

3.6.                              Parking. Landlord agrees to construct, at Landlord’s sole cost and expense, a surface parking lot on a lot located on Hull Street and owned by Landlord (the ‘Parking Lot”) for the exclusive use of Tenant and its employees for the parking of motor vehicles. The Parking Lot will allow for up to forty-eight (48) parking spaces in accordance with the parking schematic attached hereto as Exhibit B (the Parking Schematic”). Landlord will provide Tenant with “UA Parking” hang tags to be displayed in each motor vehicle and a sign at the entrance of the Parking Lot specifying that the Parking Lot is for Tenant’s sole and exclusive use. Management of the efficient use and maximum capacity of the Parking Lot in accordance with the Parking Schematic shall be the responsibility of Tenant.

Beginning on the Substantial Completion Date (as defined below) and ending on the Termination Date, Tenant shall lease the entire Parking Lot from Landlord and shall pay rent for the Parking Lot in the amount of $50.00 per parking space per month. The “Substantial Completion Date” shall occur on that date that Landlord completes the striping of the Parking Lot. All monthly payments for the Parking Lot shall be deemed Additional Rent.

Landlord shall be responsible for all costs of operating the Parking Lot, including maintenance costs, electricity/lighting costs, real estate taxes, insurance costs, and snow removal costs.

Tenant shall indemnify, defend (at Tenant’s cost) and save harmless the Landlord, its members and employees, from and against any and all actions, claims or demands, suits at law, in equity, or before administrative tribunals, due to the negligence, intentional wrongful acts, or alleged negligence or intentional wrongful acts of Tenant, its officers, employees, sublessees, agents, contractors, business invitees or visitors (except to the extent caused by any intentional wrongful act or negligence of the Landlord, its members and employees) in connection with the use of the Parking Lot or in connection with any breach or default in performing any of the obligations under the provisions of this Third Amendment.

Landlord and Tenant acknowledge that the Parking Lot is a temporary part of the parking facilities at the Project. Upon such time that Landlord makes available another parking area for the tenants at the Project (the “Substitute Parking Area”), Landlord shall have the right to terminate Tenant’s parking rights in the Parking Lot and relocate Tenant’s parking spaces to the Substitute Parking Area, provided Landlord delivers written notice to Tenant at least six (6) months prior to relocation of such parking spaces. At the time of such notice, Landlord shall determine the number of parking spaces in use by Tenant at the Parking Lot and shall provide for the same number of parking spaces in the Substitute Parking Area at market rates.

4.                                       Miscellaneous.

4.1.                              The language of this Third Amendment shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

4.2.                              The parties hereto hereby acknowledge and agree that, in connection with this Third Amendment hereunder, Landlord has used the services of Colliers Pinkard. Any and all commissions due such brokers shall be paid in accordance with the terms and conditions set forth in a separate written agreement between the Landlord and Colliers Pinkard. Subject to the foregoing, each party hereto hereby represents and warrants to the other that, in connection with such leasing, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof.

4.3.                              If any clause or provision of this Third Amendment is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term (as extended hereby), the intention of the parties hereto is that the remaining parts of this Third Amendment shall not be affected thereby.

4.4.                              The captions appearing within the body of this Third Amendment have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Third Amendment or of any provision hereof.

4.5.                              This Third Amendment may be executed in several counterparts, all of which shall constitute one and the same instrument.

4.6.                              Any references in the Original Lease to the “Lease” or the “Agreement” shall be deemed to include the Original Lease as modified hereby. Except as modified hereby, all terms and conditions of the Original Lease shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

WITNESS		LANDLORD HULL POINT, LLC

By: Locust Tide Point LLC, Managing Member

[illegible]	By:	/s/ Carl W. Struever	(SEAL)
Carl W. Struever
Manager Member

WITNESS:		TENANT
KP SPORTS, INC.

		/s/ J. Scott Plank	(SEAL)
Name: J. Scott Plank
[illegible]	By:	Title: CAO

Exhibit A

Expansion Space